UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________

FORM 8-K

 CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): December 14, 2020

 CONTURA ENERGY, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-38735	81-3015061
(Commission File Number)	(IRS Employer Identification No.)

340 Martin Luther King Jr. Blvd. Bristol, Tennessee 37620
(Address of Principal Executive Offices, zip code)

(423) 573-0300
(Registrant’s telephone number, including area code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	CTRA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits
Signatures
Exhibit Index

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 14, 2020, the Board of Directors (the “Board”) of Contura Energy, Inc. (the “Company”) appointed Andy Eidson as the Company’s President and Chief Financial Officer, effective immediately.

Prior to his appointment as the Company’s President, Mr. Eidson (45) had served as Contura’s executive vice president and chief financial officer since July 2016. From May 2019 until July 2019 he also served as interim co-chief executive officer of Contura. He previously served as executive vice president and chief financial officer of Alpha Natural Resources, Inc. prior to its emergence from bankruptcy proceedings in 2016 (“Predecessor Alpha”), a position he held from March 2016. Predecessor Alpha filed voluntary petitions for relief under Chapter 11 of the United States Bankruptcy Code on August 3, 2015. Before that Mr. Eidson was Predecessor Alpha’s senior vice president for strategy and business development from 2015 and vice president for mergers and acquisitions from 2014. Prior to joining Predecessor Alpha in July 2010, he held several financial positions across industry sectors, including at PricewaterhouseCoopers LLP, Eastman Chemical Company and Penn Virginia Resource Partners, where he led mergers and acquisitions projects for the coal segment and managed the budgeting and planning process. Mr. Eidson holds a bachelor of science degree, cum laude, in commerce and business administration from the University of Alabama and a master of business administration degree from Milligan College.

In connection with this appointment, the compensation committee of the Board has increased Mr. Eidson’s annual base salary to $600,000, which amount is temporarily reduced to $570,000 in accordance with a voluntary 5% salary reduction taken by the Company’s executive officers earlier in 2020. Mr. Eidson’s annual target and maximum bonus opportunities under the annual Contura Incentive Bonus Plan remain 100% and 200% of his base salary, respectively, subject to applicable performance criteria and plan terms. He remains eligible to receive an annual incentive award under the Company’s Long Term Incentive Plan, with his target award increased to 225% of his base salary, and he will continue to participate in the Company’s Key Employee Separation Plan (“KESP”) with a Benefit Factor (as defined in the KESP) of 1.5, or a Benefit Factor of 2 in the event of a Covered Change in Control Termination (as defined in the KESP), in each case subject to the terms of the plan.

There are no arrangements or understandings between Mr. Eidson and any other persons pursuant to which he was named as a director of the Company. Neither does he have any family relationship with any of the Company’s directors or executive officers or any person nominated or chosen by the Company to be a director or executive officer, nor does he have any direct or indirect material interest in any transaction or proposed transaction required to be reported under Item 404(a) of Regulation S-K.

Also on December 14, 2020 and effective immediately, the Board appointed Roger L. Nicholson as the Company’s Chief Administrative Officer in addition to his existing roles as Executive Vice President, General Counsel and Secretary. In addition, the Board appointed Daniel E. Horn as Executive Vice President – Sales.

A copy of the Company’s press release announcing these changes, dated December 17, 2020, is attached as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit 99.1	Press Release issued by Contura Energy, Inc. on December 17, 2020
Exhibit 104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Contura Energy, Inc.

Date: December 18, 2020	By:	/s/ C. Andrew Eidson
Name: C. Andrew Eidson
Title: President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release issued by Contura Energy, Inc. on December 17, 2020
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)